Exhibit 99.1

FirstEnergy Corp.                    For Release: September 6, 2017
76 South Main Street
Akron, OH 44308
www.firstenergycorp.com

News Media Contact:                 Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5248                    (330) 384-3859

FirstEnergy Subsidiaries Sign Revised Agreement for Sale of
Competitive Natural Gas and Hydro Assets

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced that it has entered into a revised agreement for the sale of 1,615 megawatts (MW) of competitive natural gas and hydroelectric generation assets located in Pennsylvania and Virginia to a subsidiary of LS Power Equity Partners III, LP. The assets will be sold for an all-cash price of $825 million under the terms of the revised agreement signed on August 30, 2017.

The sale, which was originally announced in January, is consistent with FirstEnergy’s strategy to transition to a fully regulated company and exit from commodity-exposed generation.

The revised agreement affects six power stations that are owned directly or indirectly by FirstEnergy subsidiaries Allegheny Energy Supply Company, LLC, and Allegheny Generating Company. The 20 employees at these plants will be offered employment with the new owner. The transaction includes:

•	Springdale Generating Facility Units 1-5 (638 MW natural gas) in Springdale Township, Pa.

•	Chambersburg Generating Facility Units 12-13 (88 MW natural gas) in Guildford Township, Pa.

•	Gans Generating Facility Units 8-9 (88 MW natural gas) in Springhill Township, Pa.

•	Hunlock Creek (45 MW natural gas) in Hunlock Creek, Pa.

•
A portion of Allegheny Generating Company’s ownership interest in the Bath County Hydro station (713 MW pumped-storage hydro) in Warm Springs, Va., which represents Allegheny Energy Supply’s competitive interest.

•	Allegheny Energy Supply’s indirect interest in a joint venture that owns the Buchanan Generating Facility (43 MW gas) in Oakwood, Va. This facility was not included in the original purchase agreement.

The transaction involving the Springdale, Chambersburg, Gans and Hunlock power stations is expected to close in the fourth quarter of 2017, while the sale of the interests in Bath and Buchanan is expected to close in the first quarter of 2018. The transactions are subject to various customary and other closing conditions, including receipt of regulatory approvals and third-party consents. It is expected that proceeds from the sales will be invested in FirstEnergy’s unregulated money pool and may be used for the repayment of debt and other corporate purposes.

When the sale is complete, FirstEnergy will own or control generating capacity totaling approximately 15,337 MW from nuclear, coal, gas, hydro, wind and solar facilities across Ohio, Pennsylvania, West Virginia, New Jersey, Virginia and Illinois.

Barclays Capital Inc. served as the exclusive financial advisor to Allegheny Energy Supply and Allegheny Generating Company on the transaction.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the United States Department of Energy study; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies;

the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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